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EXHIBIT 10.01


                  AMENDMENT TO SECURITIES PURCHASE AGREEMENT

     THIS AMENDMENT (this "Amendment") is made as of the 29th of September, 1998, to that SECURITIES PURCHASE AGREEMENT (the "Agreement"), dated as of July 23, 1998, by and between Nanopierce Technologies, Inc., a corporation organized under the laws of the State of Nevada, U.S.A, with headquarters located at 370 Seventeenth Street, Suite 3580, Denver, Colorado (the "Company") and Mr. Y.L. Hirsch, a citizen and resident of Jerusalem, Israel (the "Buyer"). All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

                                  WITNESSETH:

     WHEREAS, pursuant to the Agreement the Buyer agreed to purchase, at three
(3) separate closings, each to occur prior to September 23, 1998, as described in the Agreement, 150,000 Series B Shares; and


     WHEREAS, as of the date of this Amendment, the, Company has tendered 150,000 Series B Shares in accordance with the Agreement, and Buyer has purchased 50,000 Series B Shares of the 150,000, all 50,000 of which were purchased at the First Closing; and


     WHEREAS, the parties have agreed to modify the Agreement as stated hereinafter.

     NOW THEREFORE, for a valuable consideration, the receipt and sufficiency of which are acknowledged, the parties hereto agree as follows:


     1. On or before September 29, 1998, the Buyer shall purchase an additional 25,000 Series B Shares (the "Final Series B Shares"), for an aggregate purchase price of US$250,000.00. The Buyer shall make payment for the Final Series B Shares by wire transfer or certified or cashier's check (or otherwise representing immediately available good funds) delivered to the Escrow Agent on behalf of the Company, and the Company shall deliver a certificate or certificates representing the Final Series B Shares to the Escrow agent on behalf of the Buyer, in each case on or before September 29, 1998.
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        The Buyer shall not be entitled to and shall not receive Warrants (as described in Recital B(iii)) with respect to the purchase of the Final Series B Shares.

     2. After Buyer's purchase of the Final Series B Shares, Buyer's obligation to purchase further Series B Shares under the Agreement shall cease, and Buyer shall thereafter not be required or permitted to purchase further Series B Shares unless the Agreement is further amended by the parties. The Company shall have no obligation to sell to the Buyer, and the Buyer shall have no obligation to purchase from the Company, any Series C Shares.

     3. Each of the parties, by its execution of this Amendment, effective as of the date (the "Waiver Date") which is the later of (i) the date of actual receipt by the Company of immediately available funds representing the full purchase price for the Final Series B Shares, or
        (ii) actual receipt by the Buyer (or the Escrow Agent on behalf of the Buyer, if the Buyer elects for the Escrow Agent to hold them in accordance with the Escrow Agreement) of a certificate or certificates representing the final Series B Shares that as of the Waiver Date, any prior breach of the Agreement or any of the other written agreements executed by the parties with respect to the transactions contemplated by the Agreement (the "Additional Agreements") shall be irrevocably waived in their entirety, including without limitation those breaches of the Buyer mentioned in that letter from the Company to Mr. Glenn Bagwell, Jr., dated September 24, 1998. On and after the Waiver Date, neither party shall ever have the right to assert any penalty or allege or attempt to prosecute a claim for breach of the Agreement or the Additional Agreements. Neither party by its execution of this Amendment shall be deemed to have admitted that it is in breach under the Agreement or the Additional Agreements.

     4. The Buyer by its execution of this Amendment irrevocably agrees that the Company shall have the right, on and after the date hereof, in the Company's sole discretion, to assign all (or such portion as the Company determines) of the Buyer's rights under the Agreement and the Additional Agreements (other than the Stock Escrow and Security Agreement) to any third party or parties, each of which the Company in its sole discretion may select. The Buyer by its execution of this Amendment irrevocably consents to any such assignment by the Company, whenever effected. No such assignment shall operate to affect the rights of the Buyer as described in the Agreement and the Additional Agreements (as such rights have been or may be amended from time to time).

     5. Section 4(m) of the Agreement, regarding the restriction from issuance by the Company of "below market" securities, is hereby rescinded in its entirety.

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     6. The Company shall have the continuing right to rely upon the truth and accuracy of the covenants, representations and warranties of the Buyer contained in the Agreement and the Additional Agreements.

     Except as modified by this Amendment, the parties acknowledge and reaffirm each of the terms and conditions of the Agreement as contained therein, each of which is incorporated herein by this reference.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above.


               COMPANY:

                    NANOPIERCE TECHNOLOGIES, INC.

                    By:  /s/ Paul H. Metzinger
                        -----------------------------------------------
                        Mr. Paul H. Metzinger, Executive Vice President

               BUYER:

                         /s/ Y.L. Hirsch
                        -----------------------------------------------
                        Mr. Y.L. Hirsch

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